Exhibit 99.26

GENEL KURULUN TOPLANTIYA ÇAĞRILMASI TALEBİNE İLİŞKİN İHBARNAME

GÖNDEREN: IMTIS Holdings S.à r.l.

Adres: 9 rue de Bitbourg, L-1273, Lüksemburg

MUHATAP: Turkcell İletişim Hizmetleri A.Ş. (Yönetim Kurulu)

Adres: Turkcell Plaza Aydınevler Mah. İnönü Cad. No. 20 Küçükyalı Ofispark B Blok, Maltepe, İstanbul

NOTICE RELATING TO THE REQUEST FOR CONVOCATION OF GENERAL ASSEMBLY

ADDRESSOR: IMTIS Holdings S.à r.l.

Address: 9 rue de Bitbourg, L-1273, Luxembourg

ADDRESSEE: Turkcell İletişim Hizmetleri A.Ş. (Board of Directors)

Address: Turkcell Plaza Aydınevler Mah. İnönü Cad. No. 20 Küçükyalı Ofispark B Blok, Maltepe, İstanbul

Turkcell İletişim Hizmetleri A.Ş. (“Turkcell”) Yönetim Kurulu’nun (“Turkcell Yönetim Kurulu”) dikkatine,

İlgi: Turkcell Genel Kurulu’nun toplantıya çağrılması Talebi

02/02/2022

Sayın Yönetim Kurulu Üyeleri,

Tarafınıza, International Mobile Telecom Investment Stichting Administratiekantoor ve L1T UB Holdings S.à r.l. tarafından 28 Ekim 2021 tarihinde gönderilen mektup ve takip eden yazışmalar ile IMTIS Holdings S.à r.l. ("IMTIS Holdings”) tarafından 4 Ocak 2022 ve 28 Ocak 2022 tarihlerinde iletilen Turkcell Yönetim Kurulu kompozisyonunda değişiklik talep eden mektuplara atıfta bulunmaktayız.

Bunun yanında, (i) halka açık bir şirketteki toplam hisselerin en az %5’ine sahip pay sahiplerine yönetim kurulundan, yazılı olarak gerektirici sebepleri ve gündemi belirterek, genel kurulun toplantıya çağırılmasını veya genel kurul zaten toplanacak ise gündeme madde koyulmasını istemesine izin veren Türk Ticaret Kanunu’nun (“TTK”) 411. maddesine ve (ii) TTK’nın 411. maddesi uyarınca gündem maddelerine ilişkin karar taslaklarının genel kurul toplantısında görüşülmeye sunulmasına izin veren Sermaye Piyasası Kanunu’nun 29/5. maddesine atıf yapmaktayız.

For the attention of Turkcell İletişim Hizmetleri A.Ş. (“Turkcell”) Board of Directors (“Turkcell Board”),

Re: Request for convocation of the Turkcell General Assembly

02/02/2022

Dear Members of the Board of Directors,

We refer to the letter sent to you by International Mobile Telecom Investment Stichting Administratiekantoor and L1T UB Holdings S.à r.l. on 28 October 2021, including any subsequent correspondence, and the letters delivered by IMTIS Holdings S.à r.l. (“IMTIS Holdings”) on 4 January 2022 and 28 January 2022, requesting changes to the composition of the Turkcell Board.

We also refer to (i) Article 411 of the Turkish Commercial Code (“TCC”), entitling shareholders holding at least 5% of the total shares in a publicly held company to request the board of directors to convene a meeting of the general assembly or to add items to the agenda of a meeting of the general assembly, in each case by stating the justifying reasons for such request and the agenda items, and (ii) Article 29/5 of the Capital Markets Law, entitling such shareholders to submit draft resolutions to be discussed at the general assembly meeting in accordance with Article 411 of the TCC.

Malumunuz olduğu üzere IMTIS Holdings, diğerlerinin yanı sıra, Turkcell’in kurumsal yönetim yapısının geliştirilmesi için Turkcell Yönetim Kurulu ile yapıcı bir diyalog kurmayı amaçlamıştır. Maalesef, Turkcell Yönetim Kurulu önemli bir iyileştirme yapamamıştır ve dolayısıyla IMTIS Holdings Turkcell hissedarlar genel kurulunun (“Turkcell Genel Kurulu”) Turkcell Esas Sözleşmesi’nde yapılması önerilen bazı değişiklikleri de içeren aşağıdaki gündem maddelerini görüşerek karara bağlamak için toplanmasını talep etmektedir.

IMTIS Holdings işbu mektup tarihi itibariyle Turkcell’in toplam çıkarılmış ve ödenmiş sermayesinin %19,8’ine karşılık gelen 435.600.000 adet hisseye sahiptir ve dolayısıyla TTK’nın 411. maddesi uyarınca aranan şartları sağlamaktadır.

Bu doğrultuda, IMTIS Holdings TTK’nın 411. maddesine göre işbu yazı ile Turkcell Yönetim Kurulu’ndan:

As you know, IMTIS Holdings has sought to engage in a constructive dialogue with the Turkcell Board to enhance Turkcell’s corporate governance framework, among other things. Unfortunately, the Turkcell Board has failed to make any significant improvements and, therefore, IMTIS Holdings is hereby requesting the convocation of the general assembly of shareholders of Turkcell (the “Turkcell General Assembly”) to discuss and resolve upon the agenda items set forth below, including certain proposed amendments to the Articles of Association of Turkcell.

IMTIS Holdings holds 435,600,000 shares, corresponding to 19.8% of the total issued and outstanding share capital of Turkcell as of the date of this letter, therefore meeting the requirements set forth by Article 411 of the TCC.

Accordingly, pursuant to Article 411 of the TCC, IMTIS Holdings hereby requests the Turkcell Board to:

(a)
Turkcell Genel Kurulu’nu en geç 30 Nisan 2022 tarihinde (“Hedeflenen Turkcell Genel Kurul Tarihi”) Ek 1’de (Turkcell Genel Kurul Gündemi) yer alan gündem maddeleri (“Turkcell Genel Kurul Gündemi”) ile toplanacak ve Turkcell’in pay sahiplerinin Turkcell Genel Kurulu’na hem fiziki olarak hem elektronik genel kurul sistemi aracılığıyla elektronik ortamda katılabilmesine imkan sağlayacak şekilde toplantıya çağırmasını;
(a)
convene a meeting of the Turkcell General Assembly, such meeting to be held by no later than 30 April 2022 (the “Target Turkcell General Assembly Date”) with the agenda items set out in Annex 1 (Turkcell General Assembly Agenda) hereto (the “Turkcell General Assembly Agenda”), allowing Turkcell’s shareholders to attend the Turkcell General Assembly both physically and electronically through an electronic general assembly system;

(b)	işbu yazı tarihi ile aynı tarihte veya bundan sonraki mümkün olan en kısa sürede,	(b)	on the same date as the date of this letter or as soon as possible thereafter,

(i)
IMTIS Holdings’in Turkcell Esas Sözleşmesi’nde değişiklik yapılmasına ilişkin önerisinin ve IMTIS Holdings tarafından 31 Aralık 2021’de biten hesap dönemi için nakit kar payı dağıtımı önerisine ilişkin olarak sunulan karar taslağının (“IMTIS Holdings Karar Taslağı”)  da Turkcell Genel Kurulu’nda görüşülerek
(i)
adopt the necessary board resolution(s) (the “Turkcell BoD Resolution”) to convene the Turkcell General Assembly on the Target Turkcell General Assembly Date to discuss the Turkcell General Assembly Agenda, also ensuring that IMTIS Holdings’ proposals for amending the Articles of oylanmasını sağlayacak şekilde, Turkcell Genel Kurulu’nu, Turkcell Genel Kurul Gündemini görüşmek üzere Hedeflenen Turkcell Genel Kurul Tarihi’nde toplantıya çağırmak için gereken yönetim kurulu karar(lar)ını (“Turkcell Yönetim Kurulu Kararı”) almasını; ve

Association of Turkcell and the draft resolution submitted by IMTIS Holdings for the proposed payment of a cash dividend for the financial year ended 31 December 2021 (the “IMTIS Holdings Draft Resolution”) are discussed and voted on at the Turkcell General Assembly; and

	(ii)	Turkcell Yönetim Kurulu Kararı’nın alınması akabinde noter onaylı suretini mümkün olan en kısa sürede IMTIS Holdings’e veya temsilcilerine temin etmesini;		(ii)	provide a notarised copy of the Turkcell BoD Resolution to IMTIS Holdings or its representatives as soon as practicable following its adoption;

(c)
Turkcell Yönetim Kurulu Kararı’nı ve Turkcell hissedarlarını Turkcell Genel Kurulu’na davet eden duyuruyu, Turkcell Genel Kurul Gündemi, IMTIS Holdings Karar Taslağı ve bilgilendirme dokümanı ile birlikte, Turkcell Yönetim Kurulu Kararının alındığı tarih ile aynı gün içerisinde kamuyu aydınlatma platformu (KAP) ve Turkcell’in kurumsal internet sitesi aracılığıyla kamuya açıklamasını;
(c)
on the same date as the date of adoption of the Turkcell BoD Resolution, publicly disclose the Turkcell BoD Resolution and the announcement inviting the Turkcell’s shareholders to the Turkcell General Assembly, together with the Turkcell General Assembly Agenda, the IMTIS Holdings Draft Resolution and the information document, through the public announcement platform (KAP) and Turkcell’s corporate website;

(d)
işbu yazı tarihi ile aynı tarihte veya bundan sonraki mümkün olan en kısa sürede Turkcell Genel Kurul Gündemi’nin ekinde yer alan ve Turkcell’in Esas Sözleşme’sine ilişkin olarak teklif edilen değişiklikler için Sermaye Piyasası Kurulu ve T.C. Ticaret Bakanlığı onaylarının alınması için söz konusu kurumlara başvuruda bulunulmasını;
(d)
on the same date as the date of this letter or as soon as possible thereafter, apply to the Capital Markets Board and the Ministry of Trade of the Republic of Turkey in order to obtain their approval with respect to the proposed amendments to the Articles of Association of Turkcell that are annexed to the Turkcell General Assembly Agenda;

(e)	Turkcell Genel Kurulu tarihini ve gündemini, Türkiye Ticaret Sicil Gazetesi’nde, Turkcell’in kendi internet sitesinde ve uygulanacak mevzuatın gerektirdiği diğer tüm yollarla ilan etmesini;		(e)	announce the date of the Turkcell General Assembly and its agenda on the Turkish Trade Registry Gazette, on Turkcell’s own website and through all other means required under applicable legislation;

(f)
Turkcell Genel Kurulu’na katılması gereken Bakanlık Temsilcisi’nin atanması için T.C. Ticaret Bakanlığı Ticaret İl Müdürlüğü’ne usulüne uygun şekilde gerekli tüm dokümanları ekleyerek ve ilgili tüm ücretleri ödeyerek bir dilekçe ile başvurmasını; ve
(f)
apply to the Ministry of Trade Provincial Directorate of Trade for the appointment of the Ministry Representative that shall attend the Turkcell General Assembly, by filing a petition therewith duly annexing all required documents and paying all applicable fees; and

(g)
Turkcell Genel Kurulu’nun Hedeflenen Turkcell Genel Kurul Tarihi’nde, Turkcell Esas Sözleşmesi’nin tadil edilmesine ilişkin IMTIS Holdings teklifini ve IMTIS Holdings Karar Taslağını oylamak dahil Turkcell Genel Kurul Gündemini görüşmek üzere toplanması için gerekli veya uygun olabilecek diğer tüm iş ve işlemleri yerine getirmesini;
(g)
carry out all other actions and transactions that may be required or appropriate to convene the Turkcell General Assembly on the Target Turkcell General Assembly Date to discuss the Turkcell General Assembly Agenda, including voting on IMTIS Holdings’ proposals for amending the Articles of Association of Turkcell and the IMTIS Holdings Draft Resolution.

talep etmektedir.

IMTIS Holdings, (i) Turkcell’den ve/veya herhangi bir yetkili merciden Turkcell’in genel kurulunun olağan veya olağanüstü şekilde toplantıya çağrılmasını talep etme, (ii) Turkcell Genel Kurulu gündemine ilave madde eklenmesini talep etme ve (iii) Turkcell Genel Kurulu’nda görüşülmek ve oylanmak üzere ilave karar taslaklarının sunulması veya bunların değiştirilmesi hakları dahil olmak üzere kendisine Turkcell Esas Sözleşmesi veya ilgili mevzuat uyarınca tanınmış olan hakların tamamını işburada saklı tutmaktadır.

Saygılarımızla,

Ek:

Ek 1-   Turkcell Genel Kurul Gündemi ve IMTIS Holdings Karar Taslağı

Sayın Noter, üç nüshadan oluşan işbu ihbarnamenin bir nüshasının memur vasıtasıyla elden muhataba tebliğini, bir nüshasının daireniz kayıtlarında saklanmasını ve tebliğ şerhini içeren bir nüshasının da tarafımıza iadesini rica ederiz.

IMTIS Holdings S.à r.l adına,
vekaleten

/s/ Begüm DURUKAN ÖZAYDIN
Begüm DURUKAN ÖZAYDIN

IMTIS Holdings hereby reserves all rights available to it under the Articles of Association of Turkcell and applicable legislation, including its right to (i) request Turkcell and/or any competent authority to convene an ordinary or extraordinary general assembly meeting of Turkcell, (ii) request the addition of further items to the agenda of the Turkcell General Assembly, and (iii) amend or submit further draft resolutions to be discussed and voted on at the Turkcell General Assembly.

Yours sincerely,

Enclosure:

Annex 1-   Turkcell General Assembly Agenda and IMTIS Holdings Draft Resolution

To the attention of Notary Public; we hereby request that one copy of this notice, consisting of three copies, be served to the addressee by hand by the notary public officer, one copy be reserved at the records of your office and one copy incorporating the service annotation be delivered to us.

On behalf of IMTIS Holdings S.à r.l.
by proxy,

 /s/ Begüm DURUKAN ÖZAYDIN
Begüm DURUKAN ÖZAYDIN

Ek 1- Turkcell Genel Kurul Gündemi ve IMTIS Holdings Karar Taslağı			Annex 1- Turkcell General Assembly Agenda and IMTIS Holdings Draft Resolution
TURKCELL İLETİŞİM HİZMETLERİ A.Ş. 2021 HESAP YILINA İLİŞKİN OLAĞAN GENEL KURUL TOPLANTISI GÜNDEMİ			TURKCELL İLETİŞİM HİZMETLERİ A.Ş. AGENDA OF THE ORDINARY GENERAL ASSEMBLY MEETING FOR 2021 FISCAL YEAR
1.	Açılış ve Toplantı Başkanlığı’nın oluşturulması;		1.	Opening and constitution of the Presiding Committee;
2.	Toplantı tutanağının imzalanması hususunda Toplantı Başkanlığı’na yetki verilmesi;		2.	Authorizing the Presiding Committee to sign the minutes of the meeting;
3.	T.C. Ticaret Bakanlığı ve Sermaye Piyasası Kurulu’nun onayına tabi olmak üzere; Şirket Esas Sözleşmesi’nin 9., 17. ve 19. maddelerinin IMTIS Holdings S.à r.l.’ın önerdiği ve gündem ekinde yer alan tadil metni uyarınca tadil edilmesi hususunun görüşülerek karara bağlanması;		3.
Subject to the approval of the Ministry of Trade of the Republic of Turkey and the Capital Markets Board; Discussion of and decision on the amendments to Articles 9, 17 and 19 of the Articles of Association of the Company in accordance with the amendment text that is proposed by IMTIS Holdings S.à r.l. and annexed to the agenda;

4.	2021 yılı hesap dönemine ilişkin Yönetim Kurulu faaliyet raporunun okunması, görüşülmesi;		4.	Reading and discussion of the activity report of the Board of Directors relating to the 2021 fiscal year;
5.	2021 yılı hesap dönemine ilişkin Bağımsız Denetim rapor özetinin okunması;		5.	Reading the summary of the Independent Audit report relating to the 2021 fiscal year;
6.	2021 yılı hesap dönemine ilişkin olarak Türk Ticaret Kanunu’na ve Sermaye Piyasası Kurulu mevzuatına uygun şekilde hazırlanmış Şirket’in konsolide bilanço ve kâr-zarar hesaplarının ayrı ayrı okunması, müzakeresi ve onaylanması;		6.
Reading, discussion and approval, separately, of the consolidated balance sheet and profit/loss statement of the Company prepared pursuant to the Turkish Commercial Code and Capital Markets Board legislation relating to the 2021 fiscal year;

7.	Yönetim Kurulu üyelerinin Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı, toplu olarak değil ayrı ayrı oylanmak suretiyle, ibra edilmelerinin görüşülerek karara bağlanması;		7.
Discussion of and decision on the release of the Board Members, to be voted on individually and not cumulatively, for their actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;

	7.1	Sayın Bülent Aksu’nun Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibrasının görüşülerek karara bağlanması;		7.1	Discussion of and decision on the release of Mr. Bülent Aksu for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.2	Sayın Hüseyin Aydın’ın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.2	Discussion of and decision on the release of Mr. Hüseyin Aydın for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.3	Sayın Figen Kılıç’ın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.3	Discussion of and decision on the release of Mrs. Figen Kılıç for her actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;

	7.4	Sayın Tahsin Yazar’ın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.4	Discussion of and decision on the release of Mr. Tahsin Yazar for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.5	Sayın Şenol Kazancı’nın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.5	Discussion of and decision on the release of Mr. Şenol Kazancı for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.6	Sayın Afif Demirkıran’ın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.6	Discussion of and decision on the release of Mr. Afif Demirkıran for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.7	Sayın Nail Olpak’ın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.7	Discussion of and decision on the release of Mr. Nail Olpak for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.8	Sayın Hüseyin Arslan’ın Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.8	Discussion of and decision on the release of Mr. Hüseyin Arslan for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
	7.9	Sayın Julian Michael Sir Julian Horn-Smith’in Şirket’in 2021 yılı hesap dönemindeki faaliyet ve operasyonları ile ilişkili işlemlerinden dolayı ibra edilmesinin görüşülerek karara bağlanması;		7.9	Discussion of and decision on the release of Sir Julian Horn-Smith for his actions in connection with the activities and operations of the Company pertaining to the 2021 fiscal year;
8.	Eğer varsa, işbu Genel Kurul tarihinden önce yönetim kurulunda meydana gelebilecek herhangi bir boşalmayı doldurmak adına Yönetim Kurulu tarafından Türk Ticaret Kanunu’nun 363. maddesi uyarınca geçici olarak seçilen Yönetim Kurulu üyelerinin onaylanmasının görüşülerek karara bağlanması;		8.
Discussion of and decision on confirming the appointment of the Board Members, if any, who were temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred prior to the date of this General Assembly meeting;

9.	2021 yılı hesap döneminde Şirket tarafından yapılan bağış ve yardımların tutarı ve bu bağış ve yardımların yararlanıcıları hakkında her bir işlem tek tek açıklanarak Genel Kurul’a bilgi verilmesi; Şirket tarafından 1 Ocak 2022 tarihinde başlayacak ve Şirket’in 2022 hesap dönemine ilişkin genel kurul toplantısı tarihinde bitecek dönem içinde yapılabilecek bağış ve yardımların sınırının görüşülerek karara bağlanması;		9.
Informing the General Assembly on the amount of donations and contributions made by the Company in the 2021 fiscal year and the beneficiaries of such donations and contributions by explaining each transaction individually; Discussion of and decision on the limit on donations and contributions that can be made by the Company during the period commencing on 1 January 2022 and ending on the date of the Company’s general assembly meeting relating to the 2022 fiscal year;

10.
(i) Şirketimiz Ana Sözleşmesi’nin 7. maddesi uyarınca A Grubu hisselerin sahiplerine tanınmış olan imtiyazların kullanılması yoluyla seçilmiş olan yönetim kurulu üyeleri ve (ii) varsa, A Grubu hisselerin sahiplerine tanınmış olan imtiyazların kullanılması yoluyla seçilmiş olan yönetim kurulu üyelerinin üyeliklerinde meydana gelmiş olabilecek boşalmalar nedeniyle yerlerine atamalar yapmak için işbu Genel Kurul toplantısı tarihi öncesinde Türk Ticaret Kanunu’nun 363. maddesi ve Şirket Ana Sözleşmesi’nin 9. maddesi uyarınca Yönetim Kurulu tarafından geçici olarak seçilen yönetim kurulu üyeleri haricindeki, Yönetim Kurulu üyelerinin görevden alınmasının ve yerlerine yeni Yönetim Kurulu üyelerinin seçiminin görüşülerek karara bağlanması;
			10.
Discussion of and decision on the proposed removal of the Board Members, except for  those Board Members who have been appointed  through the use of the privileges granted to the holders of Group A shares under Article 7 of the Company’s Articles of Association, and those Board Members, if any, who have been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code and Article 9 of the Company’s Articles of Association to fill any board vacancy that may have occurred prior to the date of this General Assembly meeting with respect to the Board Members appointed  through the use of the privileges granted to the holders of Group A shares, and appointment of new Board Members in their place;

	10.1	Sayın Afif Demirkıran’ın veya, ilgili olması halinde, Sayın Afif Demirkıran’ın Yönetim Kurulu üyeliğinde yaşanmış olabilecek boşalmayı doldurmak için Türk Ticaret Kanunu’nun 363. maddesi uyarınca Yönetim Kurulu tarafından geçici olarak seçilmiş olan Yönetim Kurulu üyesinin Yönetim Kurulu üyeliğinden azlinin görüşülerek karara bağlanması;		10.1
Discussion of and decision on the removal from the Board of Directors of Mr. Afif Demirkıran or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Afif Demirkıran;

	10.2	Sayın Nail Olpak’ın veya, ilgili olması halinde, Sayın Nail Olpak’ın Yönetim Kurulu üyeliğinde yaşanmış olabilecek boşalmayı doldurmak için Türk Ticaret Kanunu’nun 363. maddesi uyarınca Yönetim Kurulu tarafından geçici olarak seçilmiş olan Yönetim Kurulu üyesinin Yönetim Kurulu üyeliğinden azlinin görüşülerek karara bağlanması;		10.2
Discussion of and decision on the removal from the Board of Directors of Mr. Nail Olpak or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Nail Olpak;

	10.3	Sayın Hüseyin Arslan’ın veya, ilgili olması halinde, Sayın Hüseyin Arslan’ın Yönetim Kurulu üyeliğinde yaşanmış olabilecek boşalmayı doldurmak için Türk Ticaret Kanunu’nun 363. maddesi uyarınca Yönetim Kurulu tarafından geçici olarak seçilmiş olan Yönetim Kurulu üyesinin Yönetim Kurulu üyeliğinden azlinin görüşülerek karara bağlanması;		10.3
Discussion of and decision on the removal from the Board of Directors of Mr. Hüseyin Arslan or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Hüseyin Arslan;

	10.4	Sayın Julian Michael Sir Julian Horn-Smith’in veya, ilgili olması halinde, Sayın Julian Michael Sir Julian Horn-Smith’in Yönetim Kurulu üyeliğinde yaşanmış olabilecek boşalmayı doldurmak için Türk Ticaret Kanunu’nun 363. maddesi uyarınca		10.4	Discussion of and decision on the removal from the Board of Directors of Mr. Julian Michael Sir Julian Horn-Smith or, if applicable, any other Board Member that has been temporarily appointed by

		Yönetim Kurulu tarafından geçici olarak seçilmiş olan Yönetim Kurulu üyesinin Yönetim Kurulu üyeliğinden azlinin görüşülerek karara bağlanması;			the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Julian Michael Sir Julian Horn-Smith;
	10.5	Sayın Serdar Çetin’in 31 Aralık 2022 tarihinde sona erecek mali yıla ilişkin Şirket finansal tablolarının onaylanacağı olağan genel kurul toplantısı tarihine kadar görev yapmak üzere 1 (bir) yıllığına bağımsız yönetim kurulu üyesi olarak seçilmesinin görüşülerek karara bağlanması;		10.5
Discussion of and decision on the appointment of Mr. Serdar Çetin as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022;

	10.6	Sayın Mevhibe Canan Özsoy’un 31 Aralık 2022 tarihinde sona erecek mali yıla ilişkin Şirket finansal tablolarının onaylanacağı olağan genel kurul toplantısı tarihine kadar görev yapmak üzere 1 (bir) yıllığına bağımsız yönetim kurulu üyesi olarak seçilmesinin görüşülerek karara bağlanması;		10.6
Discussion of and decision on the appointment of Mrs. Mevhibe Canan Özsoy as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022;

	10.7	Sayın Gönenç Gürkaynak’ın 31 Aralık 2022 tarihinde sona erecek mali yıla ilişkin Şirket finansal tablolarının onaylanacağı olağan genel kurul toplantısı tarihine kadar görev yapmak üzere 1 (bir) yıllığına bağımsız yönetim kurulu üyesi olarak seçilmesinin görüşülerek karara bağlanması;		10.7
Discussion of and decision on the appointment of Mr. Gönenç Gürkaynak as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022;

	10.8	Sayın Alejandro Douglass Plater’ın 31 Aralık 2022 tarihinde sona erecek mali yıla ilişkin Şirket finansal tablolarının onaylanacağı olağan genel kurul toplantısı tarihine kadar görev yapmak üzere 1 (bir) yıllığına yönetim kurulu üyesi olarak seçilmesinin görüşülerek karara bağlanması;		10.8
Discussion of and decision on the appointment of Mr. Alejandro Douglass Plater as a board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022;

11.	Türk Ticaret Kanunu ve ilgili sermaye piyasası mevzuatı gereğince Şirket'in 2022 yılı hesap ve işlemlerinin denetimi için Yönetim Kurulu’nun bağımsız denetim şirketi seçimine ilişkin önerisinin görüşülerek karara bağlanması;		11.
Discussion of and decision on the recommendation by the Board of Directors with regard to the election of the independent audit firm pursuant to the Turkish Commercial Code and applicable capital markets legislation for auditing the accounts and transactions of the Company during the 2022 fiscal year;

12.	2021 yılı hesap dönemi kâr dağıtımı hususunun ve kâr dağıtım tarihinin görüşülerek karara bağlanması;		12.	Discussion of and decision on the proposed distribution of dividends and dividend distribution date for the 2021 fiscal year;

	12.1	2021 yılı hesap dönemi kar payı dağıtımına ve kar dağıtım tarihine ilişkin olarak Şirket hissedarı IMTIS Holdings S.à r.l. tarafından sunulmuş olan teklifin ve karar taslağının görüşülerek karara bağlanması;		12.1
Discussion of and decision on the proposal and draft resolution submitted by IMTIS Holdings S.à r.l., shareholder of the Company, relating to distribution of dividends and the dividend distribution date for the 2021 fiscal year;

13.	Yönetim Kurulu üyelerine Şirket konusuna giren veya girmeyen işleri bizzat veya başkaları adına yapmaları ve bu nev’i işleri yapan şirketlere ortak olabilmeleri ve diğer işlemleri yapabilmeleri hususunda Türk Ticaret Kanunu’nun 395. ve 396. maddeleri gereğince izin verilmesinin görüşülerek karara bağlanması;		13.
Discussion of and decision on permitting the Board Members to be active, on his own behalf or on behalf of others, in any business falling within or outside the scope of the Company's business, to hold an interest in companies carrying out the same business, and to perform other acts in accordance with Articles 395 and 396 of the Turkish Commercial Code;

14.	Sermaye Piyasası Kurulu düzenlemeleri uyarınca, Şirket tarafından 2021 yılı hesap dönemi içerisinde üçüncü kişiler lehine verilmiş olan teminat, rehin ve ipotekler veya bunlardan elde edilmiş faydalar hususunda her bir işlem tek tek açıklanmak üzere hissedarlara bilgi verilmesi;		14.
Informing the shareholders regarding the guarantees, pledges and mortgages provided by the Company in favour of third parties during the 2021 fiscal year and the benefit derived therefrom, in accordance with the Capital Markets Board regulations, by explaining each transaction individually;

15.	Kapanış.		15.	Closing.

Gündem Eki - Esas Sözleşme Değişiklikleri	Annex to the Agenda - Articles of Association Amendments
[İlerleyen sayfalardadır]	[See Following Pages]

TURKCELL ESAS SÖZLEŞMESİNE TEKLİF EDİLEN DEĞİŞİKLİKLER
MEVCUT ESAS SÖZLEŞME	TADİL EDİLDİĞİ HALİ İLE ESAS SÖZLEŞME
MADDE 9: YÖNETİM KURULU	MADDE 9: YÖNETİM KURULU
Şirketin idaresi, üçüncü kişilere karşı temsil ve ilzamı Yönetim Kurulu tarafından yürütülür. Yönetim Kurulu, Genel Kurul’un yetkisine bırakılan hususlar haricinde, Şirket faaliyetleri ve bilcümle mallarının idaresi ile Şirket’in işletme konusunu ilgilendiren her türlü iş ve işlemleri yapmaya yetkilidir.

Aşağıdaki paragrafta belirtilen hususlara tabi olmak üzere Yönetim Kurulu, Genel Kurul tarafından seçilecek 9 (dokuz) üyeden oluşur.

Yönetim Kurulu’nda görev alacak olan bağımsız üyelerin sayısı ve nitelikleri, Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri ve buna göre Yönetim Kurulu tarafından kabul edilecek Aday Gösterme Komitesi Çalışma Esasları uyarınca belirlenir.

Yönetim Kurulu üyeliğinin herhangi bir sebeple boşalması veya bağımsız üyenin bağımsızlığını kaybetmesi halinde, Türk Ticaret Kanunu’nun 363. Maddesi ve sair hükümleri ile sermaye piyasası mevzuatı uyarınca yönetim kurulu üyeliğine atama yapılabilir ve bu halde seçilen yönetim kurulu üyesi müteakip ilk Genel Kurul’un onayına sunulur. İşbu Esas Sözleşme Madde 7 uyarınca öngörülen imtiyazlar yürürlükte olduğu sürece, (A) Grubu paylara tanınan imtiyazlar ile seçilen Yönetim Kurulu üyeliklerinde herhangi bir boşalma olması halinde, boşalan bu üyelik için Yönetim Kurulu tarafından Türk Ticaret Kanunu'nun 363. Maddesi uyarınca atanacak üyenin seçimi, (A) Grubu paylara tanınan imtiyazların kullanılması ile Genel Kurulca seçilmiş Yönetim Kurulu üyelerinden göreve devam edenlerin tamamının oybirliği ile veya oybirliğinin sağlanamaması halinde, çoğunluğunun önerdiği adaylar arasından, yönetim kurulu üyelerinin yapacağı seçim ile atanır.

Şirketin idaresi, üçüncü kişilere karşı temsil ve ilzamı Yönetim Kurulu tarafından yürütülür. Yönetim Kurulu, Genel Kurul’un yetkisine bırakılan hususlar haricinde, Şirket faaliyetleri ve bilcümle mallarının idaresi ile Şirket’in işletme konusunu ilgilendiren her türlü iş ve işlemleri yapmaya yetkilidir.

Aşağıdaki paragrafta belirtilen hususlara tabi olmak üzere Yönetim Kurulu, Genel Kurul tarafından seçilecek 9 (dokuz) üyeden oluşur. Her bir Yönetim Kurulu üyesinin seçilmesi ve/veya azli, ilgili gündem maddesinin altındaki ayrı alt-gündem maddeleri uyarınca Genel Kurul tarafından ayrı ayrı görüşülecek ve karara bağlanacaktır.

Yönetim Kurulu’nda görev alacak olan bağımsız üyelerin sayısı ve nitelikleri, Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri ve buna göre Yönetim Kurulu tarafından kabul edilecek Aday Gösterme Komitesi Çalışma Esasları uyarınca belirlenir.

Yönetim Kurulu üyeliğinin herhangi bir sebeple boşalması veya bağımsız üyenin bağımsızlığını kaybetmesi halinde, Türk Ticaret Kanunu’nun 363. Maddesi ve sair hükümleri ile sermaye piyasası mevzuatı uyarınca yönetim kurulu üyeliğine atama yapılabilir ve bu halde seçilen yönetim kurulu üyesi müteakip ilk Genel Kurul’un onayına sunulur. İşbu Esas Sözleşme Madde 7 uyarınca öngörülen imtiyazlar yürürlükte olduğu sürece, (A) Grubu paylara tanınan imtiyazlar ile seçilen Yönetim Kurulu üyeliklerinde herhangi bir boşalma olması halinde, boşalan bu üyelik için Yönetim Kurulu tarafından Türk Ticaret Kanunu'nun 363. Maddesi uyarınca atanacak üyenin seçimi, (A) Grubu paylara tanınan imtiyazların kullanılması ile Genel Kurulca seçilmiş Yönetim Kurulu üyelerinden göreve devam edenlerin tamamının oybirliği ile veya oybirliğinin sağlanamaması halinde, çoğunluğunun önerdiği adaylar arasından, yönetim kurulu üyelerinin yapacağı seçim ile atanır.

MADDE 17: GENEL KURUL	MADDE 17: GENEL KURUL
Genel Kurul toplantılarında aşağıdaki hükümler uygulanır:

1) Genel Kurulun Toplanması:

Genel Kurul, Türk Ticaret Kanunu ve Sermaye Piyasası Kanunu’nun ilgili hükümleri uyarınca, olağan veya olağanüstü olarak toplanır. Toplantılarda, Yönetim Kurulu tarafından belirlenen gündem maddeleri, Türk Ticaret Kanunu ile Esas Sözleşme’nin ilgili hükümleri uyarınca görüşülür ve karara bağlanır. Şirket faaliyetleri için gerektiği takdirde, Genel Kurul olağanüstü olarak toplanarak karar alır. Pay sahiplerinin Türk Ticaret Kanunu tahtında sahip oldukları Genel Kurulu toplantıya çağırma ve gündeme madde ekleme hakları saklıdır.

Genel Kurul toplantı usulleri, Genel Kurul İç Yönergesi’nde düzenlenmiştir. Genel Kurul toplantıları Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve Genel Kurul İç Yönergesi’ne uygun şekilde yapılacaktır.

2) Genel Kurul Toplantısına Elektronik Ortamda Katılım:

Şirketin Genel Kurul toplantılarına katılma hakkı bulunan hak sahipleri bu toplantılara, Türk Ticaret Kanunu’nun 1527. Maddesi uyarınca elektronik ortamda da katılabilir. Şirket, “Anonim Şirketlerde Elektronik Ortamda Yapılacak Genel Kurullara İlişkin Yönetmelik” hükümleri uyarınca hak sahiplerinin Genel Kurul toplantılarına elektronik ortamda katılmalarına, görüş açıklamalarına, öneride bulunmalarına ve oy kullanmalarına imkan tanıyacak elektronik Genel Kurul sistemini kurabileceği gibi bu amaç için oluşturulmuş sistemlerden de hizmet satın alabilir. Yapılacak tüm Genel Kurul toplantılarında Esas Sözleşme’nin bu hükmü uyarınca, kurulmuş olan sistem üzerinden hak sahiplerinin ve temsilcilerinin, anılan yönetmelik hükümlerinde belirtilen haklarını kullanabilmesi sağlanır.

3) Toplantı Vakti:

Olağan Genel Kurul toplantıları, Şirket’in hesap dönemi bitiminden itibaren üç ay içinde ve

Genel Kurul toplantılarında aşağıdaki hükümler uygulanır:

1) Genel Kurulun Toplanması:

Genel Kurul, Türk Ticaret Kanunu ve Sermaye Piyasası Kanunu’nun ilgili hükümleri uyarınca, olağan veya olağanüstü olarak toplanır. Toplantılarda, Yönetim Kurulu tarafından belirlenen gündem maddeleri, Türk Ticaret Kanunu ile Esas Sözleşme’nin ilgili hükümleri uyarınca görüşülür ve karara bağlanır. Uygulanabilir olduğu ölçüde Yönetim Kurulu gündem maddeleri hazırlayacak ve alt-gündem maddelerini dahil edecektir. Özellikle, her bir Yönetim Kurulu üyesinin seçilmesi ve/veya azli, ilgili gündem maddesinin altında ayrı alt-gündem maddeleri olarak dahil edilecektir ve Genel Kurul tarafından ayrı ayrı görüşülecek ve karara bağlanacaktır. Şirket faaliyetleri için gerektiği takdirde, Genel Kurul olağanüstü olarak toplanarak karar alır. Pay sahiplerinin Türk Ticaret Kanunu tahtında sahip oldukları Genel Kurulu toplantıya çağırma ve gündeme madde ekleme hakları saklıdır.

Genel Kurul toplantı usulleri, Genel Kurul İç Yönergesi’nde düzenlenmiştir. Genel Kurul toplantıları Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve Genel Kurul İç Yönergesi’ne uygun şekilde yapılacaktır.

2) Genel Kurul Toplantısına Elektronik Ortamda Katılım:

Şirketin Genel Kurul toplantılarına katılma hakkı bulunan hak sahipleri bu toplantılara, Türk Ticaret Kanunu’nun 1527. Maddesi uyarınca elektronik ortamda da katılabilir. Şirket, “Anonim Şirketlerde Elektronik Ortamda Yapılacak Genel Kurullara İlişkin Yönetmelik” hükümleri uyarınca hak sahiplerinin Genel Kurul toplantılarına elektronik ortamda katılmalarına, görüş açıklamalarına, öneride bulunmalarına ve oy kullanmalarına imkan tanıyacak elektronik Genel Kurul sistemini kurabileceği gibi bu amaç için oluşturulmuş sistemlerden de hizmet satın alabilir. Yapılacak tüm Genel Kurul toplantılarında Esas Sözleşme’nin bu hükmü uyarınca, kurulmuş olan sistem üzerinden hak senede bir kere; Olağanüstü Genel Kurul toplantıları ise Şirket için gerekli olan zamanlarda toplanır.

4) Oy Hakkı ve Temsilci Tayini: Pay sahipleri veya temsilcileri, oy haklarını, paylarının toplam itibari değerleriyle orantılı olarak kullanırlar. Esas Sözleşme uyarınca tanınmış olan oy imtiyazları saklı kalmak kaydıyla, her bir pay, sahibine bir oy hakkı verir.

Pay sahipleri Genel Kurul toplantılarında kendilerini diğer pay sahipleri veya hariçten tayin edecekleri bir temsilci vasıtasıyla temsil ettirebilirler. Şirkette aynı zamanda pay sahibi olan temsilciler, kendi oylarından başka, temsil ettikleri pay sahiplerinin de sahip oldukları oyu kullanmaya yetkilidirler.

Sermaye Piyasası Kurulu’nun vekaleten oy kullanılmasına ilişkin düzenlemeleri uygulanır.

5) Oy Kullanma Şekli: Türk Ticaret Kanunu Madde 1527 uyarınca Elektronik Genel Kurul Sistemi kullanılarak gerçekleştirilecek genel kurullara ilişkin hükümler saklı olmak kaydıyla, Genel Kurul toplantılarında oylama açık ve el kaldırmak suretiyle yapılır. Ancak toplantıda asaleten veya temsilci aracılığı ile temsil edilen payların onda birini temsil eden pay sahiplerinin talebi üzerine gizli oylama yapılabilir. Bu konuda sermaye piyasası mevzuatının ilgili hükümleri uygulanır.

6) Genel Kurul Toplantı Başkanlığı: Esas Sözleşme’nin 7. Maddesine tabi olmak üzere, Genel Kurul toplantısının başkanı ve başkanlık divanı üyeleri, genel kurulda hazır bulunan pay sahibi olan ya da olmayan kişiler arasından Genel Kurul tarafından seçilir.

7) Toplantı ve Karar Nisapları: İlgili mevzuatta aksine daha ağır nisap öngörülen haller hariç olmak üzere, Genel Kurul toplam sermayenin en az %51’ini temsil eden pay sahiplerinin veya temsilcilerinin varlığıyla toplanır ve Genel Kurulda, ilgili mevzuatta aksine daha ağır nisap öngörülen haller hariç olmak üzere, oyda imtiyaza ilişkin Madde 7 hükümleri gözetilerek, toplantıda asaleten veya temsilcileri aracılığıyla sahiplerinin ve temsilcilerinin, anılan yönetmelik hükümlerinde belirtilen haklarını kullanabilmesi sağlanır.

3) Toplantı Vakti:

Olağan Genel Kurul toplantıları, Şirket’in hesap dönemi bitiminden itibaren üç ay içinde ve senede bir kere; Olağanüstü Genel Kurul toplantıları ise Şirket için gerekli olan zamanlarda toplanır.

4) Oy Hakkı ve Temsilci Tayini: Pay sahipleri veya temsilcileri, oy haklarını, paylarının toplam itibari değerleriyle orantılı olarak kullanırlar. Esas Sözleşme uyarınca tanınmış olan oy imtiyazları saklı kalmak kaydıyla, her bir pay, sahibine bir oy hakkı verir.

Pay sahipleri Genel Kurul toplantılarında kendilerini diğer pay sahipleri veya hariçten tayin edecekleri bir temsilci vasıtasıyla temsil ettirebilirler. Şirkette aynı zamanda pay sahibi olan temsilciler, kendi oylarından başka, temsil ettikleri pay sahiplerinin de sahip oldukları oyu kullanmaya yetkilidirler.

Sermaye Piyasası Kurulu’nun vekaleten oy kullanılmasına ilişkin düzenlemeleri uygulanır.

5) Oy Kullanma Şekli: Türk Ticaret Kanunu Madde 1527 uyarınca Elektronik Genel Kurul Sistemi kullanılarak gerçekleştirilecek genel kurullara ilişkin hükümler saklı olmak kaydıyla, Genel Kurul toplantılarında oylama açık ve el kaldırmak suretiyle yapılır. Ancak toplantıda asaleten veya temsilci aracılığı ile temsil edilen payların onda birini temsil eden pay sahiplerinin talebi üzerine gizli oylama yapılabilir. Bu konuda sermaye piyasası mevzuatının ilgili hükümleri uygulanır.

6) Genel Kurul Toplantı Başkanlığı: Esas Sözleşme’nin 7. Maddesine tabi olmak üzere, Genel Kurul toplantısının başkanı ve başkanlık divanı üyeleri, genel kurulda hazır bulunan pay sahibi olan ya da olmayan kişiler arasından Genel Kurul tarafından seçilir.

7) Toplantı ve Karar Nisapları: İlgili mevzuatta aksine daha ağır nisap öngörülen haller hariç

hazır bulunan oy haklarının çoğunluğuyla karar alınır.

İlk toplantıda, yukarıda anılan nisaba ulaşılamaması veya bu nisabın korunamaması halinde, ikinci toplantıdaki Genel Kurul nisapları, Türk Ticaret Kanunu ve sermaye piyasası mevzuatı hükümlerine tabidir.

Yukarıda anılan hükmün istisnası olarak, kayıtlı sermaye tavanının artırılmasına ilişkin değişiklikler hariç olmak üzere Esas Sözleşme’nin tadil edilmesine ilişkin kararlar, sermayenin 2/3’ünü temsil eden payların toplantıda hazır bulunması ve toplantıda temsil edilen payların 2/3’ünün olumlu oylarıyla verilir. (A) Grubu Paylara tanınmış olan imtiyazları ihlal edecek Esas Sözleşme tadilleri, Türk Ticaret Kanunu’nun 454. Maddesi uyarınca İmtiyazlı Pay Sahipleri Özel Kurulu tarafından onanmadıkça uygulanmaz.

8) Toplantı Yeri: Genel Kurul toplantıları, Şirket merkezinde veya Yönetim Kurulu kararı üzerine Şirket merkezinin bulunduğu şehirde uygun başka bir yerde yapılır.

olmak üzere, Genel Kurul toplam sermayenin en az %51’ini temsil eden pay sahiplerinin veya temsilcilerinin varlığıyla toplanır ve Genel Kurulda, ilgili mevzuatta aksine daha ağır nisap öngörülen haller hariç olmak üzere, oyda imtiyaza ilişkin Madde 7 hükümleri gözetilerek, toplantıda asaleten veya temsilcileri aracılığıyla hazır bulunan oy haklarının çoğunluğuyla karar alınır.

İlk toplantıda, yukarıda anılan nisaba ulaşılamaması veya bu nisabın korunamaması halinde, ikinci toplantıdaki Genel Kurul nisapları, Türk Ticaret Kanunu ve sermaye piyasası mevzuatı hükümlerine tabidir.

Yukarıda anılan hükmün istisnası olarak, kayıtlı sermaye tavanının artırılmasına ilişkin değişiklikler hariç olmak üzere Esas Sözleşme’nin tadil edilmesine ilişkin kararlar, sermayenin 2/3’ünü temsil eden payların toplantıda hazır bulunması ve toplantıda temsil edilen payların 2/3’ünün olumlu oylarıyla verilir. (A) Grubu Paylara tanınmış olan imtiyazları ihlal edecek Esas Sözleşme tadilleri, Türk Ticaret Kanunu’nun 454. Maddesi uyarınca İmtiyazlı Pay Sahipleri Özel Kurulu tarafından onanmadıkça uygulanmaz.

8) Toplantı Yeri: Genel Kurul toplantıları, Şirket merkezinde veya Yönetim Kurulu kararı üzerine Şirket merkezinin bulunduğu şehirde uygun başka bir yerde yapılır.

MADDE 19: İLANLAR VE YILLIK RAPORLAR	MADDE 19: İLANLAR VE YILLIK RAPORLAR
Şirket’e ait ilanlar, Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve ilgili diğer mevzuat hükümlerine uygun olarak yapılır.

Genel Kurul toplantı ilanları Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri’ne uygun olarak, mevzuat tahtında belirtilen sürelerde yapılır. Genel Kurul toplantı ilanları, mevzuatta öngörülen usullere uygun olarak ilan ve toplantı günleri hariç olmak üzere Genel Kurul toplantı tarihinden asgari üç hafta önce yapılır.

Sermaye piyasası mevzuatı tahtında gerekli olan finansal tablolar ve raporlar ile bağımsız denetim raporu, Türk Ticaret Kanunu ve sermaye piyasası

Şirket’e ait ilanlar, Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve ilgili diğer mevzuat hükümlerine uygun olarak yapılır.

Genel Kurul toplantı ilanları Türk Ticaret Kanunu, sermaye piyasası mevzuatı ve Sermaye Piyasası Kurulu’nun Kurumsal Yönetim İlkeleri’ne uygun olarak, mevzuat tahtında belirtilen sürelerde yapılır. Genel Kurul toplantı ilanları, mevzuatta öngörülen usullere uygun olarak ilan ve toplantı günleri hariç olmak üzere Genel Kurul toplantı tarihinden asgari üç hafta önce yapılır.

İlgili tüm mevzuat tahtındaki gerekliliklere ek olarak aşağıdaki konular her bir yıllık rapora dahil edilecektir:

mevzuatı tarafından belirlenen esas ve usullere uygun olarak kamuya açıklanacaktır.	•	Yıllık raporun kapsadığı her bir mali yıla ilişkin olarak, bireysel şekilde, Yönetim Kurulu üyeleri ve idari yönetimin ücretleri ve diğer mali hakları
	•	Yıllık raporun kapsadığı her bir mali yıla ilişkin olarak, bireysel şekilde, Yönetim Kurulu üyelerinin Yönetim Kurulu toplantıları ile komite toplantılarına katılımları hakkında bilgi
	•	Yönetim Kurulu’nun çeşitlilik politikası, hedefleri, hedeflere ulaşmak için önlemler ve öngörülen zamanlamalar hakkında ayrıntılı bilgi
	•	Yıllık raporun kapsadığı her bir mali yıla ilişkin olarak bağımsız denetçi ücretleri

Sermaye piyasası mevzuatı tahtında gerekli olan finansal tablolar ve raporlar ile bağımsız denetim raporu, Türk Ticaret Kanunu ve sermaye piyasası mevzuatı tarafından belirlenen esas ve usullere uygun olarak kamuya açıklanacaktır.

PROPOSED AMENDMENTS TO THE ARTICLES OF ASSOCIATION OF TURKCELL

CURRENT ARTICLES OF ASSOCIATION	AMENDED ARTICLES OF ASSOCIATION
ARTICLE 9: BOARD OF DIRECTORS	ARTICLE 9: BOARD OF DIRECTORS
The Company is managed and represented and bound before third persons by the Board of Directors. The Board of Directors is authorised to carry out the affairs of the Company and for the management of Company assets and any and all activities relating to the Company’s scope of business, other than those falling within the authority of the General Assembly.

Subject to the following paragraph, the Board of Directors shall comprise 9 (nine) members to be appointed by the General Assembly.

The number and qualifications of the independent members to serve on the Board of Directors shall be determined according to the Corporate Governance Principles of the Capital Markets Board and the Nomination Committee Operations Principles to be adopted by the Board of Directors in accordance therewith.

In the event that a membership of Board of Directors becomes vacant for any reason or an independent member of Board of Directors ceases to be independent, appointment may be made in accordance with Article 363 and other provisions of Turkish Commercial Code and the capital markets legislation, and the so appointed board member shall be submitted to the approval of shareholders in the following General Assembly meeting. So long as the privileges envisaged as per Article 7 of this Articles of Association are in effect, in the event that any Board of Directors membership elected through the exercise of the privileges granted to Group A Shares becomes vacant, the appointment by the Board of Directors to be made for this vacancy pursuant to Article 363 of Turkish Commercial Code shall be made from amongst the candidates proposed by all of the members of Board of Directors which are elected by the general assembly through the exercise of privileges of the Group A Shares and continue holding their posts unanimously, or if unanimous decision may not be provided, proposed by the majority of the said Board of Directors members.

The Company is managed and represented and bound before third persons by the Board of Directors. The Board of Directors is authorised to carry out the affairs of the Company and for the management of Company assets and any and all activities relating to the Company’s scope of business, other than those falling within the authority of the General Assembly.

Subject to the following paragraph, the Board of Directors shall comprise 9 (nine) members to be appointed by the General Assembly. The appointment and/or dismissal of each Board of Directors member shall be individually discussed and resolved upon by the General Assembly in accordance with separate sub-agenda items under the relevant agenda item.

The number and qualifications of the independent members to serve on the Board of Directors shall be determined according to the Corporate Governance Principles of the Capital Markets Board and the Nomination Committee Operations Principles to be adopted by the Board of Directors in accordance therewith.

In the event that a membership of Board of Directors becomes vacant for any reason or an independent member of Board of Directors ceases to be independent, appointment may be made in accordance with Article 363 and other provisions of Turkish Commercial Code and the capital markets legislation, and the so appointed board member shall be submitted to the approval of shareholders in the following General Assembly meeting. So long as the privileges envisaged as per Article 7 of this Articles of Association are in effect, in the event that any Board of Directors membership elected through the exercise of the privileges granted to Group A Shares becomes vacant, the appointment by the Board of Directors to be made for this vacancy pursuant to Article 363 of Turkish Commercial Code shall be made from amongst the candidates proposed by all of the members of Board of Directors which are elected by the general assembly through the exercise of privileges of the Group A Shares and continue holding their posts unanimously, or if unanimous decision may not be provided, proposed by the majority of the said Board of Directors members.

ARTICLE 17: GENERAL ASSEMBLY	ARTICLE 17: GENERAL ASSEMBLY
The following provisions shall be applicable to the General Assembly meetings:

1) Convention of the General Assembly: The General Assembly shall be convened either ordinarily or extraordinarily in accordance with the relevant provisions of Turkish Commercial Code and Capital Markets Law. In these meetings the agenda items, prepared by the Board of Directors, shall be discussed and resolved as per the relevant provisions of Turkish Commercial Code and the Articles of Association. The extraordinary meetings of the General Assembly shall convene and resolve as deemed necessary for the Company’s business. Rights of the shareholders under Turkish Commercial Code in respect of convening and adding an item in the agenda of the General Assembly meetings are reserved.

The General Assembly meeting procedures are regulated under the Internal General Assembly Directive. General Assembly meetings shall be conducted in accordance with Turkish Commercial Code, the capital markets legislation and the Internal General Assembly Directive.

2) Attending the General Assembly Meeting by Electronic Means: Right holders, who have a right to attend the general assembly meetings of the Company, can attend such meetings by electronic means pursuant to Article 1527 of Turkish Commercial Code. Pursuant to the Regulation on General Assembly Meetings of Joint Stock Companies by Electronic Means, the Company shall procure that the right holders may attend, deliver opinions, make proposals, and vote by electronic means, either setting up the electronic general assembly system, or purchase related services from the providers of systems that are specifically created for such purposes. In all meetings to be held, pursuant to this provision of the Articles of Association, right

The following provisions shall be applicable to the General Assembly meetings:

1) Convention of the General Assembly: The General Assembly shall be convened either ordinarily or extraordinarily in accordance with the relevant provisions of Turkish Commercial Code and Capital Markets Law. In these meetings the agenda items, prepared by the Board of Directors, shall be discussed and resolved as per the relevant provisions of Turkish Commercial Code and the Articles of Association. To the extent applicable, the Board of Directors shall prepare agenda items and include sub-agenda items. In particular, the appointment and/or dismissal of each member of the Board of Directors shall be included as individual sub-agenda items under the relevant agenda item(s) and shall be discussed and resolved upon separately by the General Assembly. The extraordinary meetings of the General Assembly shall convene and resolve as deemed necessary for the Company’s business. Rights of the shareholders under Turkish Commercial Code in respect of convening and adding an item in the agenda of the General Assembly meetings are reserved.

The General Assembly meeting procedures are regulated under the Internal General Assembly Directive. General Assembly meetings shall be conducted in accordance with Turkish Commercial Code, the capital markets legislation and the Internal General Assembly Directive.

2) Attending the General Assembly Meeting by Electronic Means: Right holders, who have a right to attend the general assembly meetings of the Company, can attend such meetings by electronic means pursuant to Article 1527 of Turkish Commercial Code. Pursuant to the Regulation on General Assembly Meetings of Joint Stock Companies by Electronic Means, the

holders and their representatives shall be procured to enjoy their rights as stipulated under the aforementioned regulation.

3) Date of Meeting: Ordinary General Assembly meetings shall convene once a year and within three months following the end of Company’s fiscal year; Extraordinary General Assembly meetings shall convene whenever necessitated by the Company.

4) Voting Rights and Appointment of Proxy: Right holders or their representatives attending the General Assembly meeting shall enjoy their voting rights pro rata to the sum of their nominal shares. Each share accords the relevant shareholder one voting right, save for the voting privileges granted in accordance with the Articles of Association.

In General Assembly meetings, shareholders may have themselves represented through a proxy who may be a shareholder or a non-shareholder. Proxies who are also shareholders of the Company are authorised to vote both for themselves and the shareholders being represented by such proxies.

Regulations of the Capital Markets Board relating to voting by proxy shall apply.

5) Voting Method: Save for the provisions regarding general assembly meetings to be carried out within the Electronic General Assembly system pursuant to Turkish Commercial Code Article 1527, votes are cast in General Assembly meetings by open ballot through raising of hands. However, votes shall be cast by secret ballot upon the request of the shareholders representing one tenth of the shares represented in person or by proxy in a meeting. The related provisions of the capital markets legislation shall apply.

6) Presiding Committee of the General Assembly: Subject to Article 7 of the Articles of Association, Chairman and members of the Presiding Committee of the General Assembly meetings shall be elected by the General Assembly, from among the present shareholders or non-shareholders.

Company shall procure that the right holders may attend, deliver opinions, make proposals, and vote by electronic means, either setting up the electronic general assembly system, or purchase related services from the providers of systems that are specifically created for such purposes. In all meetings to be held, pursuant to this provision of the Articles of Association, right holders and their representatives shall be procured to enjoy their rights as stipulated under the aforementioned regulation.

3) Date of Meeting: Ordinary General Assembly meetings shall convene once a year and within three months following the end of Company’s fiscal year; Extraordinary General Assembly meetings shall convene whenever necessitated by the Company.

4) Voting Rights and Appointment of Proxy: Right holders or their representatives attending the General Assembly meeting shall enjoy their voting rights pro rata to the sum of their nominal shares. Each share accords the relevant shareholder one voting right, save for the voting privileges granted in accordance with the Articles of Association.

In General Assembly meetings, shareholders may have themselves represented through a proxy who may be a shareholder or a non-shareholder. Proxies who are also shareholders of the Company are authorised to vote both for themselves and the shareholders being represented by such proxies.

Regulations of the Capital Markets Board relating to voting by proxy shall apply.

5) Voting Method: Save for the provisions regarding general assembly meetings to be carried out within the Electronic General Assembly system pursuant to Turkish Commercial Code Article 1527, votes are cast in General Assembly meetings by open ballot through raising of hands. However, votes shall be cast by secret ballot upon the request of the shareholders representing one tenth of the shares represented in person or by proxy in a meeting. The related provisions of the capital markets legislation shall apply.

7) Meeting and Decision Quorum: Save as higher quorums are provided for in the applicable legislation, meeting quorum at the General Assembly requires the presence of shareholders representing at least 51% of the total share capital of the Company, represented by shareholders themselves or proxy holders, and save as higher quorums are provided for in the applicable legislation, decision quorum requires the affirmative votes of the majority of the voting rights present in person or by proxy at the meeting, by observing the provisions of Article 7 in relation to voting privilege.

In the event that the above quorums are not met or preserved at the first meeting, the General Assembly quorums shall be subject to provisions of Turkish Commercial Code and capital markets legislation for the second meeting.

As an exception to the above-mentioned rule, the decisions regarding the amendments to the Articles of Association of the Company excluding the increase in the ceiling of the registered share capital requires the presence of shares representing 2/3 of the share capital and affirmative votes of 2/3 of the shares represented in the meeting. The amendments to the Articles of Association violating the privileges established for Group A Shares herein shall not apply without the approval of the Special Assembly of Privileged Shareholders in accordance with the Article 454 of Turkish Commercial Code.

8) Place of Meeting: General Assembly meetings shall convene at the Company’s headquarters or upon the decision of the Board of Directors at another suitable place of the city where the headquarters of the Company is located.

6) Presiding Committee of the General Assembly: Subject to Article 7 of the Articles of Association, Chairman and members of the Presiding Committee of the General Assembly meetings shall be elected by the General Assembly, from among the present shareholders or non-shareholders.

7) Meeting and Decision Quorum: Save as higher quorums are provided for in the applicable legislation, meeting quorum at the General Assembly requires the presence of shareholders representing at least 51% of the total share capital of the Company, represented by shareholders themselves or proxy holders, and save as higher quorums are provided for in the applicable legislation, decision quorum requires the affirmative votes of the majority of the voting rights present in person or by proxy at the meeting, by observing the provisions of Article 7 in relation to voting privilege.

In the event that the above quorums are not met or preserved at the first meeting, the General Assembly quorums shall be subject to provisions of Turkish Commercial Code and capital markets legislation for the second meeting.

As an exception to the above-mentioned rule, the decisions regarding the amendments to the Articles of Association of the Company excluding the increase in the ceiling of the registered share capital requires the presence of shares representing 2/3 of the share capital and affirmative votes of 2/3 of the shares represented in the meeting. The amendments to the Articles of Association violating the privileges established for Group A Shares herein shall not apply without the approval of the Special Assembly of Privileged Shareholders in accordance with the Article 454 of Turkish Commercial Code.

8) Place of Meeting: General Assembly meetings shall convene at the Company’s headquarters or upon the decision of the Board of Directors at another suitable place of the city where the headquarters of the Company is located.

ARTICLE 19: ANNOUNCEMENTS AND ANNUAL REPORTS	ARTICLE 19: ANNOUNCEMENTS AND ANNUAL REPORTS
Announcements with regard to the Company shall be made in accordance with the provisions of Turkish Commercial Code, the capital markets legislation and other relevant legislation.

The General Assembly meeting announcements shall be made within the periods specified under the applicable legislation, in accordance with Turkish Commercial Code, the capital markets legislation and the Capital Markets Board’s Corporate Governance Principles. The General Assembly meeting announcements shall be made at least three weeks before the date of General Assembly meeting, excluding the dates of announcement and meeting, in accordance with the procedures envisaged under the legislation.

Announcements with regard to the Company shall be made in accordance with the provisions of Turkish Commercial Code, the capital markets legislation, and other relevant legislation.

The General Assembly meeting announcements shall be made within the periods specified under the applicable legislation, in accordance with Turkish Commercial Code, the capital markets legislation and the Capital Markets Board’s Corporate Governance Principles. The General Assembly meeting announcements shall be made at least three weeks before the date of General Assembly meeting, excluding the dates of announcement and meeting, in accordance with the procedures envisaged under the legislation.

Financial tables and reports required by the capital markets legislation and independent audit report, shall be disclosed to the public according to rules and procedures set forth by Turkish Commercial Code and the capital markets legislation.
In addition to the requirements under all applicable legislation, the following matters shall be included in each annual report:
	●	Board of Directors member and management executive remuneration and other financial rights, on an individual basis, with respect to each fiscal year covered by the annual report
●
Information on attendance by members of the Board of Directors to Board of Directors meetings and committee meetings, on an individual basis, with respect to each fiscal year covered by the annual report

	●	Detailed information on Board of Directors’ diversity policy, targets, measures and projected timeframes for achievement
	●	Independent auditor fees, with respect to each fiscal year covered by the annual report

Financial tables and reports required by the capital markets legislation and independent audit report, shall be disclosed to the public according to rules and procedures set forth by Turkish Commercial Code and the capital markets legislation.

TURKCELL İLETİŞİM HİZMETLERİ A.Ş.’NİN (“TURKCELL”) 2021 HESAP YILINA İLİŞKİN OLAĞAN GENEL KURUL TOPLANTISI’NIN 12. GÜNDEM MADDESİNE DAİR KARAR TASLAĞI

Dikkatine: Turkcell Yönetim Kurulu ve Genel Kurulu

IMTIS Holdings S.à r.l., 2021 hesap dönemi için nakit kar payı dağıtılmasına ilişkin olarak sunulmuş olan aşağıdaki karar taslağının Turkcell Genel Kurulu’nda görüşülerek oylanmasını işburada talep etmektedir.

“Gündemin 12 numaralı maddesi ile ilgili olarak, toplamda Şirket’in 2021 hesap yılı içerisinde elde ettiği toplam dağıtılabilir net gelirlerinin %75’ine eşit bir tutarda nakit kar payı dağıtılmasına ve söz konusu nakit kar payının, her halükarda işbu genel kurulun tarihinden itibaren altı aydan daha geç olmayacak şekilde Şirket’in yönetim kurulu tarafından bu amaçla belirlenecek bir tarihte ödenmesine karar verilmiştir.”

IMTIS Holdings S.à r.l.

DRAFT RESOLUTION REGARDING AGENDA ITEM NO. 12 OF THE ORDINARY GENERAL ASSEMBLY MEETING OF TURKCELL İLETİŞİM HİZMETLERİ A.Ş. (“TURKCELL”) FOR THE 2021 FINANCIAL YEAR

For the attention of: The Board of Directors and General Assembly of Turkcell

IMTIS Holdings S.à r.l. hereby requests that the following draft resolution, which was submitted with respect to the distribution of a cash dividend for the 2021 financial year, be discussed and voted on at the General Assembly of Turkcell.

“Within the scope of agenda item No. 12, it has been resolved to distribute a cash dividend in an aggregate amount equivalent to 75% of the total distributable net income generated by the Company during the 2021 financial year, such cash dividend to be paid on a date identified for this purpose by the board of directors of the Company and, in any event, by no later than six months after the date of this general assembly meeting.”

IMTIS Holdings S.à r.l.